UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - JANUARY 30, 2007

TIGER ETHANOL INTERNATIONAL INC.
(Exact name of Registrant as specified in its charter)

NEVADA	333-121356	84-1665042
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

6600, Trans-Canada
Suite 519
Pointe-Claire, Quebec H9R 4S2
Canada
(Address of principal executive offices)

(604) 603-5693
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02:    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of January 30, 2007, Nancy Wang-Yang Ho has resigned as a director of Tiger Ethanol International Inc. (the “Company”). The Company has no knowledge of any disagreements with the resigning director regarding the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Tiger Ethanol International Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TIGER ETHANOL INTERNATIONAL INC.
Dated: January 31, 2007

	By:	/s/ James Pak Chui Leung
Name: James Pak Chui Leung
Title: President